Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1MEF of MaxCyte, Inc. of our report dated April 20, 2021, on our audits of the consolidated financial statements of MaxCyte, Inc as of December 31, 2020 and 2019 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in the prospectus incorporated by reference into this Registration Statement.

/s/ CohnReznick LLP

Tysons, Virginia

July 28, 2021